Exhibit 23.2.b









             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-18139) of Kansas City Power & Light Company (a wholly-owned subsidiary of Great Plains Energy Incorporated) of our report dated February 5, 2002 relating to the financial statements of Kansas City Power & Light Company and Subsidiaries, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP


Kansas City, Missouri
February 26, 2002